Exhibit 2

BALANCE SHEET

JBIC Operations (unaudited)

	As of March 31 2012	As of March 31, 2011	As of March 31, 2012
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Assets:
Cash and due from banks	¥685,678	¥978,074	$8,343
Cash	0	0	0
Due from bank	685,678	978,074	8,343
Receivables under resale agreements	602,725	—	7,333
Securities	74,108	76,453	902
Other securities	74,108	76,453	902
Loans and bills discounted	8,110,356	8,376,794	98,678
Loans on deeds	8,110,356	8,376,794	98,678
Other assets	927,190	1,001,457	11,281
Prepaid expenses	250	234	3
Accrued income	31,856	29,379	388
Derivatives other than for trading-assets	894,785	966,988	10,887
Other	296	4,855	4
Property, plant and equipment	37,425	37,664	455
Buildings	3,227	3,488	39
Land	33,881	33,881	412
Lease assets	22	58	0
Construction in progress	13	2	0
Other	281	233	3
Intangible assets	1,642	2,349	20
Software	1,535	2,116	19
Lease assets	107	218	1
Other	—	14	—
Customers’ liabilities for acceptances and guarantees	2,378,325	2,443,266	28,937
Allowance for loan losses	(124,271)	(134,417)	(1,512)

Total assets	¥12,693,182	¥12,781,643	$154,437

	As of March 31, 2012	As of March 31, 2011	As of March 31, 2012
	(In millions in yen)	(In millions of yen)	(In millions of U.S. dollars)
Liabilities:
Borrowed money	¥5,255,489	¥5,502,495	$63,943
Borrowings	5,255,489	5,502,495	63,943
Bonds payable	2,378,637	2,703,551	28,941
Other liabilities	372,934	71,181	4,537
Accrued expenses	28,923	29,911	352
Unearned revenue	47,745	38,881	581
Derivatives other than for trading-liabilities	1,893	1,899	23
Lease obligations	135	290	2
Collateral accepted for derivative transactions	293,090	—	3,566
Other	1,146	198	14
Provision for bonuses	496	465	6
Provision for directors’ bonuses	6	6	0
Provision for retirement benefits	12,481	12,135	152
Provision for directors’ retirement benefits	24	28	0
Acceptances and guarantees	2,378,325	2,443,266	28,937

Total liabilities	10,398,395	¥10,733,129	$126,517

Net Assets:
Capital Stock	1,291,000	¥1,091,000	$15,708
Retained earnings	824,522	801,398	10,032
Legal retained earnings	772,006	742,615	9,393
Other retained earnings	52,515	58,783	639
Retained earnings brought forward	52,515	58,783	639

Total shareholders’ equity	2,115,522	1,892,398	25,739

Valuation and difference on available for sale securities	(1,825)	(1,665)	(22)
Deferred gains or losses on hedges	181,089	157,781	2,203

Valuation and translation adjustments	179,263	156,115	2,181

Total net assets	¥2,294,786	¥2,048,513	$27,921

Total liabilities and net assets	¥12,693,182	¥12,781,643	$154,437

STATEMENTS OF OPERATIONS

JBIC Operations (unaudited)

	The fiscal year ended March 31, 2012	The fiscal year ended March 31, 2011	The fiscal year ended March 31, 2012
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Ordinary income:	¥201,695	¥197,217	$2,454
Interest income	176,852	178,661	2,152
Interest on loans and discounts	122,206	122,329	1,487
Interest and dividends on securities	75	48	1
Interest on deposit with banks	1,088	1,199	13
Interest on interest swaps	52,985	55,061	645
Other interest income	496	22	6
Fees and Commissions	14,221	13,183	173
Other fees and commissions	14,221	13,183	173
Other ordinary income	10,621	74	129
Recoveries of written-off claims	10,146	—	123
Other	474	74	6
Other income	—	5,298	—
Other	—	5,298	—
Ordinary expenses:	144,588	147,576	1,759
Interest expenses	118,110	118,777	1,437
Interest on borrowings and rediscounts	56,117	55,696	683
Interest on bonds	61,859	63,081	753
Other	133	—	2
Fees and commissions payments	1,105	1,332	13
Other fees and commissions	1,105	1,332	13
Other ordinary expenses	6,110	3,370	74
Loss on foreign exchange transactions	1,242	2,501	15
Amortization of bond issuance cost	739	651	9
Expenses on derivatives other than for trading or hedging	405	8	5
Other	3,723	209	45
General and administrative expenses	15,662	15,861	191
Other expenses	3,598	8,233	44
Loss on Sales of stocks, etc.,	198	—	2
Provision of allowance for loan losses	—	8,232	—
Other	3,400	0	41
Ordinary profit	57,107	49,641	695
Extraordinary income	3	9,142	0
Gain on disposal of noncurrent assets	3	0	0
Recoveries of written-off claims	—	8,715	—
Other	—	425	—
Extraordinary losses	4,594	0	56
Loss on disposal of noncurrent assets	2	0	0
Other	4,592	—	56
Net income	¥52,515	¥58,783	$639

STATEMENTS OF CASH FLOWS

JBIC Operations (unaudited)

	The fiscal year ended March 31, 2012	The fiscal year ended March 31, 2011	The fiscal year ended March 31, 2012
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Cash flow from operating activities
Net income	¥52,515	¥58,783	$639
Depreciation and amortization	1,285	1,586	16
Increase (decrease) in allowance for loan losses	(10,146)	(10,936)	(123)
Decrease (increase) in provision for bonuses	(31)	(45)	(0)
Decrease (increase) in provision for directors’ bonuses	(0)	(0)	(0)
Increase (decrease) in provision for retirement benefits	345	263	4
Increase (decrease) in provision for directors’ retirement benefits	(3)	11	(0)
Gain (loss) on fund management	(176,852)	(178,661)	(2,152)
Financing expenses	118,110	118,777	1,437
Gain (loss) related to securities	(3,598)	(3,372)	(44)
Foreign exchange losses	4,759	9,744	58
Loss (gain) on disposal of noncurrent assets	(0)	(0)	(0)
Net decrease (increase) in loans and bills discounted	(266,437)	394,547	(3,242)
Net increase (decrease) in borrowed money	(247,005)	235,249	(3,005)
Net decrease (increase) in deposit	(290,000)	(290,000)	(3,528)
Increase (Decrease) in reverse repurchase agreements	(602,725)	—	(7,333)
Increase (decrease) in straight bonds-issuance and redemption	(325,656)	103,824	(3,962)
Proceeds from fund management	174,018	179,234	2,117
Payments for finance	(118,355)	(120,913)	(1,440)
Other	403,386	(243,009)	4,908
Subtotal	(166,257)	255,083	(2,023)
Net cash provided by operating activities	(166,257)	255,083	(2,023)
Cash flow from investing activities
Purchase of securities	(7,340)	(45,823)	(89)
Proceeds from sales of securities	5,845	16,027	71
Purchase of property, plant and equipment	(185)	(217)	(2)
Proceeds from sales of property, plant and equipment	12	1	0
Purchase of intangible assets	(165)	(1,105)	(2)
Net cash used in investing activities	(1,833)	(31,116)	(22)
Cash flow from financing activities
Proceeds from issuance of common stock	200,000	35,500	2,433
Repayments of lease obligations	(154)	(157)	(2)
Payment to national treasury	(29,391)	(16,603)	(358)
Net cash provided by financing activities	170,453	18,739	2,074
Effect of exchange rate change on cash and cash equivalents	(4,759)	(9,744)	(58)
Net increase in cash and cash equivalents	(2,395)	232,961	(29)
Cash and cash equivalents at the beginning of period	478,074	245,113	5,817
Cash and cash equivalents at the end of period	¥475,678	¥478,074	$5,788

BALANCE SHEET

Financial Operations for Facilitating Realignment of United States Forces in Japan (unaudited)

	As of March 31, 2012	As of March 31, 2011	As of March 31, 2012
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Assets:
Cash and due from banks	¥180	¥359	$2
Due from bank	180	359	2
Other assets	0	0	0
Prepaid expenses	0	—	0
Other	0	0	0
Property, plant and equipment	0	0	0
Other	0	0	0

Total assets	¥181	¥360	$2

	As of March 31, 2012	As of March 31, 2011	As of March 31, 2012
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Liabilities:
Other liabilities	¥1	¥1	$0
Accrued expenses	1	1	0
Other	0	—	0
Provision for bonuses	4	4	0
Provision for directors’ bonuses	0	0	0
Provision for retirement benefits	116	113	1
Provision for directors’ retirement benefits	0	0	0

Total liabilities	¥123	¥119	$1

Net Assets:
Retained earnings	¥57	¥241	$1
Legal retained earnings	0	—	0
Other retained earnings	57	241	1
Retained earnings brought forward	57	241	1

Total shareholders’ equity	57	241	1

Total net assets	¥57	¥241	$1

Total liabilities and net assets	¥181	¥360	$2

STATEMENTS OF OPERATIONS

Financial Operations for Facilitating Realignment of United States Forces in Japan (unaudited)

	The fiscal year ended March 31, 2012	The fiscal year ended March 31, 2011	The fiscal year ended March 31, 2012
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Ordinary income:	¥271	¥411	$3
Receipts from the national budget	271	411	3
Receipts from general account of the national budget	271	411	3
Other income	0	0	0
Other	0	0	0
Ordinary expenses:	214	170	3
Fees and commissions payments	45	22	1
Other fees and commissions	45	22	1
General and administrative expenses	168	147	2
Ordinary profit	57	241	1
Net income	¥57	¥241	$1

STATEMENTS OF CASH FLOWS

Financial Operations for Facilitating Realignment of United States Forces in Japan (unaudited)

	The fiscal year ended March 31, 2012	The fiscal year ended March 31, 2011	The fiscal year ended March 31, 2012
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Cash flow from operating activities
Net income	¥57	¥241	$1
Depreciation and amortization	0	0	0
Increase (decrease) in provision for bonuses	0	4	0
Increase (decrease) in provision for directors’ bonuses	0	0	0
Increase in provision for retirement benefits	2	113	0
Increase in provision for directors’ retirement benefits	(0)	0	0
Other	0	1	0
Subtotal	61	360	1
Net cash provided by operating activities	61	360	1
Cash flow from investing activities
Purchase of property, plant and equipment	—	(0)	—
Net cash used in investing activities	—	(0)	—
Cash flow from financing activities
Proceeds from issuance of common stock	(240)	—	(3)
Repayments of lease obligations	—	—	—
Payment to national treasury	—	—	—
Net cash provided by (used in) financing activities	(240)	—	(3)
Effect of exchange rate change on cash and cash equivalents	—	—	—
Net increase in cash and cash equivalents	(179)	359	(2)
Cash and cash equivalents at the beginning of period	359	—	4
Cash and cash equivalents at the end of period	¥180	¥359	$2